Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and reflect the impact of the following business combination on the historical financial statements of Tidewater, Inc. a Delaware corporation (Tidewater or the Company).

On August 31, 2026 (Closing Date), we completed the acquisition (Wilson Acquisition) of all outstanding capital stock of Wilson, Sons Ultratug Participações S.A. (now known as Tidewater Offshore do Brasil S.A., WSUT) and Atlantic Offshore Services S.A. (together with WSUT, the Wilson Companies). We believe this acquisition significantly expands our presence in Brazil’s robust offshore market and strengthens our competitive position by adding Brazilian-built tonnage to our fleet. The Wilson Companies were managed under the common control of their previous owners and are presented here on an aggregate basis. As a result of the Wilson Acquisition, we acquired assets and assumed liabilities owned by the Wilson Companies and their wholly owned subsidiaries, which include a fleet of 22 platform supply vessels (Wilson Vessels). At the Closing Date, we paid an aggregate cash purchase price of $283.1 million which was the original purchase amount of $500.0 million adjusted for the Wilson Companies' debt (net of cash), working capital and other adjustments as set forth in the Amended and Restated Sale and Purchase Agreement (SPA). The purchase price is subject to customary post-closing adjustments.

The unaudited pro forma combined balance sheet and income statements were derived from Tidewater's and the Wilson Companies’ historical financial statements, and give effect to the following:

●	the acquisition of the Wilson Companies and the impact of preliminary purchase accounting for the acquired assets and assumed liabilities;
●	the reclassification of certain Wilson Companies historical financial information to conform to Tidewater’s presentation;
●	intercompany eliminations related to activity between WSUT and its affiliate AOS; and
●	the related income tax effects of the pro forma adjustments.

The unaudited pro forma combined financial information should be read in conjunction with the following:

●	Tidewater’s most recently filed Form 10-K, filed on March 2, 2026 and Form 10-Q filed on August 3, 2026.
●

The WSUT and its affiliate AOS audited financial statements for the year ended December 31, 2025 and the unaudited interim financial statements for the six months ended June 30, 2026, filed with this Form 8-K/A.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma combined financial information, which are referred to as the “unaudited pro forma combined balance sheet”, the “unaudited pro forma combined income statements”, and collectively as the “unaudited pro forma combined financial statements”, were prepared using the acquisition method of accounting for the business combination. Under this method of accounting, which is in accordance with Accounting Standard Codification (ASC) 805 – Business Combinations under generally accepted accounting principles in the United States (U.S. GAAP). Tidewater is the accounting acquirer of the Wilson Companies and the purchase price for the Wilson Companies is allocated to the underlying assets acquired and liabilities assumed based on their respective fair values.

The unaudited pro forma adjustments to the historical financial statements are based on currently available information, and in many cases are based on estimates and management’s preliminary valuation of the fair value of tangible assets acquired and liabilities assumed. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma combined financial statements. Tidewater believes such assumptions are reasonable under the circumstances and reflect the best currently available estimates and judgments. The fair value estimates below are subject to adjustment during the post-closing measurement period, primarily consisting of the final valuation for various working capital items, tax and other liabilities existing on the Closing Date. The estimated fair values of certain assets and liabilities including long-lived assets and contingencies require judgment and assumptions. Adjustments may be made to these estimates during the post-closing measurement period, and those adjustments could be material.

The unaudited pro forma combined financial statements may not be indicative of Tidewater’s future performance and do not necessarily reflect what Tidewater’s financial position and income statements would have been had these transactions occurred at the beginning of the period presented. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of Tidewater following the completion of the Wilson Acquisition. In addition, the unaudited pro forma combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Wilson Acquisition, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2026 (In Thousands)

	Historical
	Tidewater Inc.	Wilson Companies Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$613,544	$21,291	$(295,416)	A, B, C	$339,419
Trade and other receivables, net	306,568	34,267	—		340,835
Marine operating supplies	29,501	14,659	(1,762)	D	42,398
Prepaid expenses and other current assets	17,772	3,229			21,001
Total current assets	967,385	73,446	(297,178)		743,653
Net properties and equipment	1,038,114	433,995	79,366	E	1,551,475
Deferred drydocking and survey costs	142,896	—	—		142,896
Indemnification asset	9,663	—	—		9,663
Deferred tax assets	182,469	—	—		182,469
Other assets	25,733	8,138	—		33,871
Total assets	$2,366,260	$515,579	$(217,812)		$2,664,027

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$62,610	$5,866	$—		$68,476
Accrued expenses	133,706	10,675	7,310	B	151,691
Current portion of long-term debt	5,680	46,300	5,298	F	57,278
Other current liabilities	68,079	6,999	—		75,078
Total current liabilities	270,075	69,840	12,608		352,523
Long-term debt	647,523	185,137	(19,493)	F	813,167
Other liabilities	60,376	22,333	41,094	G	123,803

EQUITY:
Stockholders’ equity
Common stock of $0.001 par value	50	173,268	(173,268)	H	50
Additional paid-in capital	1,663,520	20,474	(20,474)	H	1,663,520
Accumulated deficit	(277,355)	44,661	(58,413)	C, D, H	(291,107)
Accumulated other comprehensive income (loss)	6,949	(134)	134	H	6,949
Total stockholders’ equity	1,393,164	238,269	(252,021)		1,379,412
Noncontrolling interests	(4,878)				(4,878)
Total equity	1,388,286	238,269	(252,021)		1,374,534
Total liabilities and equity	$2,366,260	$515,579	$(217,812)		$2,664,027

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
For the Year Ended December 31, 2025 (In Thousands, except share and per share data)

	Historical
	Tidewater Inc.	Wilson Companies Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenues
Vessel revenues	$1,338,931	$240,437	$—		$1,579,368
Other operating revenues	13,855	—	—		13,855
Total revenues	1,352,786	240,437	—		1,593,223

Costs and expenses:
Vessel operating costs	680,582	114,779	1,656	AA	797,017
Costs of other operating revenues	6,420	—	—		6,420
General and administrative	134,531	17,026	11,990	BB	163,547
Depreciation and amortization	262,339	64,874	9,152	CC	336,365
Gain on asset dispositions, net	(13,682)	—	—		(13,682)
Total costs and expenses	1,070,190	196,679	22,798		1,289,667
Operating income	282,596	43,758	(22,798)		303,556
Other income (expense):
Foreign exchange gain	22,683	1,367	—		24,050
Interest income and other, net	8,169	1,985	—		10,154
Loss on early extinguishment of debt	(27,113)	—	—		(27,113)
Interest and other debt costs, net	(66,090)	(10,392)	5,298	DD	(71,184)
Total other income (expense)	(62,351)	(7,040)	5,298		(64,093)
Income before income taxes	220,245	36,718	(17,500)		239,463
Income tax expense (benefit)	(113,208)	3,951	(115)	EE	(109,372)
Net income	333,453	32,767	(17,385)		348,835
Less: Net loss attributable to noncontrolling interests	(1,208)	—	—		(1,208)
Net income attributable to Tidewater Inc.	$334,661	$32,767	$(17,385)		$350,043

Net Income per Share:
Basic	$6.69				$6.99
Diluted	$6.64				$6.94
Weighted Average Shares:
Basic	50,053				50,053
Diluted	50,432				50,432

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
For the Six Months Ended June 30, 2026
(in Thousands except share and per share data)

	Historical
	Tidewater Inc.	Wilson Companies Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenues
Vessel revenues	$663,149	$103,059	$—		$766,208
Other operating revenues	5,360	—	—		5,360
Total revenues	668,509	103,059	—		771,568

Costs and expenses:
Vessel operating costs	346,933	43,069	1,762	AA	391,764
Costs of other operating revenues	1,833		—		1,833
General and administrative	68,404	10,873	—		79,277
Depreciation and amortization	133,031	31,870	5,143	CC	170,044
Gain on asset dispositions, net	(3,204)		—		(3,204)
Total costs and expenses	546,997	85,812	6,905		639,714
Operating income	121,512	17,247	(6,905)		131,854
Other income (expense):
Foreign exchange (loss) gain	(4,091)	2,113	—		(1,978)
Interest income and other, net	2,919	719	—		3,638
Interest and other debt costs, net	(33,317)	(3,860)	1,342	DD	(35,835)
Total other income (expense)	(34,489)	(1,028)	1,342		(34,175)
Income before income taxes	87,023	16,219	(5,563)		97,679
Income tax expense	59,965	1,668	(317)	EE	61,316
Net income	27,058	14,551	(5,246)		36,363
Less: Net loss attributable to noncontrolling interests	(744)	—	—		(744)
Net income attributable to Tidewater Inc.	$27,802	$14,551	$(5,246)		$37,107

Net Income per Share:
Basic	$0.56				$0.75
Diluted	$0.56				$0.74
Weighted Average Shares:
Basic	49,663				49,663
Diluted	50,012				50,012

See accompanying notes to unaudited pro forma combined financial information.

Note 1. Basis of Presentation

The unaudited pro forma combined financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X are intended to show how the transaction might have affected the historical financial statements of Tidewater.

The accompanying unaudited pro forma combined financial statements are based on the historical financial statements of Tidewater and the Wilson Companies after giving effect to the Wilson Acquisition using the acquisition method of accounting, as well as certain reclassification and pro forma adjustments. In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed will be recorded as of the Closing Date at their respective fair values.

Tidewater’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical financial information of the Wilson Companies was prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board and presented in U.S. dollars. Management performed a preliminary assessment of the adjustments necessary to conform the Wilson Companies historical IFRS financial statements to a U.S. GAAP presentation. Based on this assessment, Tidewater management did not note any material differences between the amounts and balances reported by the Wilson Companies under IFRS and how such amounts and balances would have been reported under U.S. GAAP, except for property and equipment balances. While there are significant differences between U.S. GAAP and IFRS in accounting for property and equipment, our pro forma adjustments state the pro forma property and equipment balances at fair value which includes netting of any adjustments for differences in U.S. GAAP and IFRS. As such, no adjustments were made to the Wilson Companies historical IFRS financial statements to conform them to U.S. GAAP.

In addition, certain reclassifications have been made to the Wilson Companies' historical financial information to conform to Tidewater’s financial statement presentation. Such reclassifications had no effect on the Wilson Companies' previously reported financial results. See “Note 2 – Reclassifications and Intercompany Eliminations of the Wilson Companies Historical Financial Statements” herein for additional information on the reclassifications and intercompany eliminations.

The pro forma adjustments presented in these unaudited pro forma combined financial statements represent management’s estimates based on information available as of the date of this Form 8-K/A and such estimates are subject to revision as further information is obtained. Accordingly, the pro forma adjustments for the business combination are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are performed. Any adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses, and depreciation and amortization expenses and such results may be significant.

For Tidewater, the Wilson Acquisition is a stock acquisition and as such, the historical tax basis of the acquired assets and assumed liabilities, and other tax attributes of Wilson Companies carryover to Tidewater.

The Wilson Acquisition is reflected in the unaudited pro forma combined financial statements as follows:

●	The unaudited pro forma combined balance sheet of Tidewater as of June 30, 2026, includes the effects of the business combination as if it had occurred on June 30, 2026.
●

The unaudited pro forma combined income statements of Tidewater for the year ended December 31, 2025 and for the six months ended June 30, 2026, include the effects of the business combination as if it had occurred on January 1, 2025.

Note 2. Reclassification and Intercompany Eliminations of the Wilson Companies Historical Financial Statements

The historical financial statement information of the Wilson Companies was derived by combining the financial information, after intercompany eliminations, from the individual consolidated audited financial statements of Wilson, Sons Ultratug Participações S.A. and Atlantic Offshore Services S.A. for the year ended December 31, 2025 and the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2026. As noted above, Tidewater made no adjustments to conform the Wilson Companies' IFRS financial statements to U.S. GAAP.

Reclassification adjustments have been made to the historical presentation of the Wilson Companies to conform to the financial statement presentation of Tidewater for the unaudited pro forma combined financial statements as noted below. These adjustments have been reflected within the "Reclassification adjustment to conform to Tidewater, Inc. presentation" column within the unaudited pro forma combined financial statements.

Balance sheet reclassification and intercompany elimination adjustments – The reclassification and intercompany elimination adjustments to conform the Wilson Companies balance sheet presentation to Tidewater’s balance sheet presentation are summarized below. Captions in bold type represent Tidewater financial statement captions.  The Wilson Companies’ financial statement line items are reclassified to Tidewater presentation in the reclassification adjustment column and then are subject to the eliminations in the intercompany elimination column:

June 30, 2026 (in thousands)	Wilson, Sons Ultratug Participações S. A. (Historical)	Atlantic Offshore Services S. A. (Historical)	Reclassification adjustment to conform to Tidewater, Inc. presentation	Intercompany eliminations	Wilson Companies Combined
ASSETS

Cash and cash equivalents	$20,403	$888	$—	$—	$21,291

Trade and other receivables	—	—	51,109	(16,842)	34,267
Trade receivables	30,709	—	(30,709)	—
Intercompany accounts receivable	—	16,842	(16,842)	—
Related party	10	—	(10)	—
Income taxes recoverable	2,909	—	(2,909)	—
Recoverable taxes	639	—	(639)	—

Marine operating supplies	—	—	14,659	—	14,659
Inventories	14,552	—	(14,552)	—
Inventory	—	107	(107)	—

Prepaid expenses and other assets			3,229	-	3,229
Prepaid expenses	815	—	(815)	—
Other	2,399	15	(2,414)	—

Net properties and equipment			433,995		433,995
Property, plant and equipment	392,735	41,260	(433,995)	—

Other assets	—	—	27,111	(18,973)	8,138
Trade receivable	3,900	—	(3,900)	—
Recoverable taxes	114	—	(114)	—
Judicial deposits	249	—	(249)	—
Intangible assets	79	—	(79)	—
Right-of-use assets	21,215	—	(21,215)	—
Other	1,554	—	(1,554)	—

TOTAL ASSETS	$492,282	$59,112	$—	$(35,815)	$515,579

June 30, 2026 (in thousands)	Wilson, Sons Ultratug Participações S. A. (Historical)	Atlantic Offshore Services S. A. (Historical)	Reclassification adjustment to conform to Tidewater, Inc. presentation	Intercompany eliminations	Wilson Companies Combined
LIABILITIES AND EQUITY

Accounts payable	$—		$5,866	$—	$5,866
Suppliers	5,807	59	(5,866)	—

Accrued expenses			10,675	—	10,675
Salaries and payroll charges	8,354	—	(8,354)	—
Taxes and contributions payable	2,321	—	(2,321)	—

Current portion of long-term debt			46,300	—	46,300
Financing	46,300	—	(46,300)	—

Other current liabilities			27,197	(20,198)	6,999
Leases payable	17,193	—	(17,193)	(15,030)
Related party	5,199	—	(5,199)	(5,168)
Income taxes	-	216	(216)	—
Other	4,574	15	(4,589)	—

Long-term debt			185,137	—	185,137
Financing	185,137	—	(185,137)	—

Other liabilities			36,541	(14,208)	22,333
Provision for contingencies	1,258	—	(1,258)	—
Taxes and contributions payable	200	—	(200)	—
Leases payable	16,688	—	(16,688)	(16,387)
Deferred taxes	18,112	—	(18,112)	2,179
Other	283	—	(283)	—

Common stock			173,268		173,268
Capital	124,925	48,343	(173,268)	—

Additional paid-in capital			20,474		20,474
Capital reserve	20,474	—	(20,474)	—

Accumulated deficit			46,070	(1,409)	44,661
Retained earnings	12,196	10,479	(22,675)	—
Legal reserve	1,170	—	(1,170)	—
Profit reserve	22,225	—	(22,225)	—

Accumulated other comprehensive income			(134)		(134)
Other comprehensive loss	(134)	—	134	—

TOTAL LIABILITIES AND EQUITY	$492,282	$59,112	$—	$(35,815)	$515,579

Income statement reclassification and intercompany elimination adjustments – The reclassification and intercompany elimination adjustments to conform Wilson Companies income statement presentation to Tidewater’s income statement for the year ended December 31, 2025 and for the six months ended June 30, 2026 are summarized below. Captions on bold type represent Tidewater financial statement captions. The Wilson Companies’ financial statement line items are reclassified to Tidewater presentation in the reclassification adjustment column and then are subject to the eliminations in the intercompany elimination column:

Year Ended December 31, 2025 (in thousands)	Wilson, Sons Ultratug Participações S. A. (Historical)	Atlantic Offshore Services S. A. (Historical)	Reclassification adjustment to conform to Tidewater, Inc. presentation	Intercompany eliminations	Wilson Companies Combined
Revenue	$240,437	$9,990	$(250,427)	$—	$—
Vessel revenues			250,427	(9,990)	240,437
Cost of services	183,281	3,034	(186,315)		—
Vessel operating costs			122,902	(8,123)	114,779
Depreciation and amortization			64,874		64,874
Administrative expenses	17,346		(17,346)		—
General and administrative		262	16,764		17,026
Other operating expenses	879		(879)		—
Finance income	4,953		(4,953)		—
Foreign exchange gain			1,367		1,367
Interest income and other, net			1,985		1,985
Finance expenses	(13,857)	(2)	13,859		—
Interest and other debt costs, net			(12,258)	1,866	(10,392)
Income tax		(111)	111		—
Income tax expense	(2,937)		(111)	(903)	(3,951)
Net income	$27,090	$6,581	$—	$(904)	$32,767

Six Months Ended June 30, 2026 (in thousands)	Wilson, Sons Ultratug Participações S. A. (Historical)	Atlantic Offshore Services S. A. (Historical)	Reclassification adjustment to conform to Tidewater, Inc. presentation	Intercompany eliminations	Wilson Companies Combined
Revenue	$103,059	$5,590	$(108,649)	$—	$—
Vessel revenues			108,649	(5,590)	103,059
Cost of services	77,545	1,492	(79,037)		—
Vessel operating costs			47,534	(4,465)	43,069
Depreciation and amortization			31,870		31,870
Administrative expenses	9,691		(9,691)		—
General and administrative		1,292	9,581		10,873
Other operating expenses	257		(257)		—
Finance income	4,302	161	(4,463)		—
Foreign exchange loss			2,113		2,113
Interest income and other, net			719		719
Finance expenses	(6,616)		6,616		—
Interest and other debt costs, net			(4,985)	1,125	(3,860)
Income tax expense	(1,054)	(216)		(398)	(1,668)
Net income	$12,198	$2,751	$—	$(398)	$14,551

Note 3. Acquisition Method of Accounting for Wilson Companies Business Combination

Purchase Price Consideration (In thousands)

Purchase consideration:
Base purchase consideration	$500,000
Working capital and other adjustments at Closing Date	7,996
Initial net debt	(224,884)
Cash paid at Closing Date	283,112
Post Closing Date estimated working capital and other adjustments	2,456
Estimated closing purchase price	285,567

Allocation of Purchase Price Consideration to Asset Acquired and Liabilities Assumed

Even though the Wilson Acquisition has closed, the purchase price allocation applied in these unaudited pro forma combined financial statements is preliminary and does not reflect final values still to be determined. Such valuation assessments of specifically identifiable tangible assets, including any assessment of economic useful lives has not been completed and such valuation exercises are not expected to be completed until final records and assumptions can be closed and fully analyzed as of the Closing Date. Additionally, due to normal pre-close commercial restrictions to the books and records of the Wilson Companies, not all valuation assumptions can be fully confirmed as of the filing of this Form 8-K/A leaving such assumptions utilized in these pro forma adjustments as preliminary, tentative, and subject to change.

Under the acquisition method of accounting in U.S. GAAP, any excess consideration transferred or paid beyond the fair value of the assets acquired and liabilities assumed should be attributed to goodwill. The estimated fair value of the Wilson Companies net assets approximates the value of the consideration paid and as such, management’s estimate as of the date of this Form 8-K/A is that there will be no goodwill or bargain purchase. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

The preliminary allocation of the purchase price consideration is as follows:

(In Thousands)

Assets
Cash	$11,024
Trade and other receivables	43,124
Marine operating supplies	19,557
Prepaid expenses and other current assets	2,299
Net properties and equipment	513,361
Other assets	3,006
Total assets	592,371

Liabilities
Accounts payable	5,046
Accrued expenses	20,704
Current portion of long-term debt	54,289
Other current liabilities	5,167
Long term debt	160,564
Other liabilities, including deferred tax liabilities of $59.5 million	61,034
Total liabilities	306,804

Net assets acquired	$285,567
Less:
Cash	(11,024)
Restricted cash, included in other assets	(1,568)
Net assets acquired (net of cash)	$272,975

Note 4. Business Combination Pro Forma Adjustments

Combined Balance Sheet

A.	The adjustment to cash and cash equivalents primarily reflects $273.0 million in cash consideration.

B.	The working capital adjustment on the Closing Date was $10.5 million and is presented as a pro forma adjustment of cash. In addition, we include a pro forma adjustment to accrued expenses reflecting amounts still owed to the sellers at the Closing Date.

C.

The Company incurred approximately $20.2 million in transaction costs consisting largely of professional fees, internal transaction related compensation and travel costs. Approximately $3.9 million of these costs were incurred in the year ended December 31, 2025, and are included in the general and administrative expense in the income statements for that period. An additional $4.3 million of transaction costs are included in the pro forma combined income statements for the six months ended June 30, 2026. The remaining $12.0 million of transactions costs incurred or to be incurred in the periods after June 30, 2026, are included as a pro forma adjustment in the pro forma income statements as if the costs were incurred on January 1, 2025. No additional transaction costs were included to the pro forma income statement for the six months ended June 30, 2026.

D.	Wilson Companies include lubricants in marine operating supplies on the balance sheet. Tidewater expenses lubricants at the purchase date. This adjustment is to conform the Wilson Companies' marine operating supplies account to the Tidewater policy.

E.	Represents the preliminary fair value adjustment to net properties and equipment to adjust the value of the Wilson Companies’ vessels.

F.	Represents the preliminary fair value adjustment to long-term debt and current portion of long-term debt of the assumed Wilson Companies debt.

G.	Adjust the deferred tax liability to reflect the increase in the difference between carryover tax basis of properties and equipment and the fair value recorded with the acquisition.

H.	Reflects the elimination of the Wilson Companies historical common stock, additional paid-in-capital, accumulated deficit and accumulated other comprehensive income.

Income Statements

AA.

Wilson Companies include lubricants in marine operating supplies on the balance sheet. Tidewater expenses lubricants. This adjustment is to expense the Wilson Companies' lubricants inventory in accordance with Tidewater policy.

BB.

Represents non-recurring transaction expenses incurred or to be incurred by Tidewater after June 30, 2026, that were related to the Wilson Acquisition, which were primarily related to professional fees. Transaction costs are reflected as if incurred on January 1, 2025, the date the Wilson Acquisition occurred for the purposes of the unaudited pro forma combined income statements. These costs will not affect the Tidewater’s income statements beyond twelve months after the Closing Date and are therefore not included in the pro forma combined income statement for the six months ended June 30, 2026.

CC.	Reflects the increase in depreciation expense related to the fair values of the Wilson Vessels.

DD.	Represents the adjustments required to amortize the fair value debt premium as a decrease in interest expense for the year ended December 31, 2025 and for the six months ended June 30, 2026.

EE.	Represents the income tax effect of pro forma adjustments.